UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2020 (December 30, 2020)
AG Mortgage Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 692-2000

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MITT	New York Stock Exchange	(NYSE)
8.25% Series A Cumulative Redeemable Preferred Stock	MITT PrA	New York Stock Exchange	(NYSE)
8.00% Series B Cumulative Redeemable Preferred Stock	MITT PrB	New York Stock Exchange	(NYSE)
8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	MITT PrC	New York Stock Exchange	(NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Officer

On December 30, 2020, the Board of Directors (the “Board”) of AG Mortgage Investment Trust, Inc. (the “Company”) accepted the resignation of Brian Sigman as Chief Financial Officer and Treasurer of the Company, effective as of December 31, 2020. This resignation was not the result of any dispute or disagreement between Mr. Sigman and the Company. Mr. Sigman will continue to serve as the Chief Financial Officer of Angelo, Gordon & Co., L.P., the parent of the Company's external manager (“Angelo Gordon”).

(c) Appointment of Officer

Effective as of January 1, 2021, the Board appointed Anthony W. Rossiello as the Company’s Chief Financial Officer and Principal Financial Officer. Mr. Rossiello is 33 years old and joined the finance team of Angelo Gordon as the Controller of the Company in August 2020. On November 5, 2020, the Board appointed Mr. Rossiello to serve in a temporary capacity as the acting Principal Accounting Officer of the Company. Prior to joining Angelo Gordon, Mr. Rossiello was a Senior Manager at Ernst & Young LLP and has more than 11 years of accounting and finance experience working with publicly traded companies within the banking and mortgage REIT industry. Mr. Rossiello holds a B.S. in Accounting from the State University of New York at Albany and is a Certified Public Accountant.

Mr. Rossiello is not employed by the Company. He is employed by AG REIT Management, LLC, a Delaware limited liability company, which serves as the external manager of the Company. There is no arrangement or understanding between Mr. Rossiello and any other person pursuant to which Mr. Rossiello was selected as Chief Financial Officer. There is no family relationship between Mr. Rossiello and any of the Company's directors, executive officers, or other key personnel reportable under Item 401(d) of Regulation S-K. There is no related party transaction between the Company and Mr. Rossiello, and Mr. Rossiello has no direct or indirect material interest in any transaction reportable under Item 404(a) of Regulation S-K. As of the time of the filing of this report, the Company has not entered into any material plan, contract or arrangement (whether written or oral) to which Mr. Rossiello is a party or in which he participates, or any material amendment thereof, in connection with the appointment described above or any grant or award to Mr. Rossiello or modification thereto, under any such plan, contract or arrangement in connection with such appointment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2020	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ CHRISTOPHER D. MOORE
Name: Christopher D. Moore
Title: General Counsel and Secretary